Exhibit 99.1

SAFETY ANNOUNCES FOURTH QUARTER AND YEAR ENDED 2021 RESULTS

Boston, Massachusetts, February 23, 2022. Safety Insurance Group, Inc. (NASDAQ:SAFT) (“Safety” or the “Company”) today reported fourth quarter and year ended 2021 results.

George M. Murphy, President and Chief Executive Officer, commented: “As we returned to a more normal operating environment after a record year in 2020, we are proud of our achievements in 2021. We continued our track record of operational excellence, posting a strong combined ratio of 93.0%. Our combined ratio compares favorably to the average of our Performance Peer Group, as defined on page 28 of our 2021 Proxy Statement, that have reported Fiscal Year 2021 results of 95.2% and is below our own five-year average of 93.9%. Our book value increased by 5.2% and reached a record high of $62.47 per share as of December 31, 2021.”

Mr. Murphy continued, “We continue to invest in digital technology enhancements for our core systems and our Innovation Lab that are aimed at providing our independent agents and consumers with useful tools to reduce friction and enhance the user experience. These investments, along with our strong underwriting discipline, provide a strong foundation for growth in Safety’s book value and allow Safety to return capital to its investors. Our dividend yield of 4.3% ranks in the top three of our Performance Peer Group and remains a priority of our Board and management team. Additionally, given our strong balance sheet and financial performance, we are pleased to announce that our Board of Directors today approved an increase to our share repurchase program of up to $50 million. We will continue to repurchase shares in a disciplined approach as both an investment strategy and an additional mechanism to return capital to shareholders, while maintaining the liquidity necessary for our business.”

Fourth Quarter and Year Ended 2021 Results and Recent Developments

Net income for the quarter ended December 31, 2021 was $32.0 million, or $2.14 per diluted share, compared to net income of $52.9 million, or $3.55 per diluted share, for the comparable 2020 period. Net income for the year ended December 31, 2021 was $130.7 million, or $8.80 per diluted share, compared to net income of $138.2 million, or $9.18 per diluted share, for the comparable 2020 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended December 31, 2021 was $1.55 per diluted share, compared to $2.55 per diluted share, for the comparable 2020 period. Non-GAAP operating income for the year ended December 31, 2021 was $7.14 per diluted share, compared to $8.64 per diluted share, for the comparable 2020 period.

Safety’s book value per share increased to $62.47 at December 31, 2021 from $59.40 at December 31, 2020. Safety paid $0.90 per share in dividends to investors during the quarters ended December 31, 2021 and 2020, respectively. Safety paid $3.60 per share in dividends to investors during the year ended December 31, 2021 and 2020, respectively.

On February 15, 2022, our Board of Directors approved a $0.90 per share quarterly cash dividend on its issued and outstanding common stock payable on March 15, 2022 to shareholders of record at the close of business on March 1, 2022.

The previously authorized share repurchase program in the amount of $150 million has been utilized. As such, the Board of Directors today approved an increase to our share repurchase program of up to $50 million of

Safety’s outstanding common shares. Under the program, Safety may repurchase shares of its common stock for cash in public or private transactions, in the open market or otherwise, at management’s discretion. The timing of such repurchases and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable regulatory and corporate requirements. The program does not require Safety to repurchase any specific number of shares and may be modified, suspended or terminated at any time without prior notice.

For the quarter ended December 31, 2021, losses and loss adjustment expenses incurred increased by $25.1 million, or 26.3%, to $120.9 million from $95.8 million for the comparable 2020 period. For the year ended December 31, 2021, losses and loss adjustment expenses incurred increased by $57.1 million, or 14.1%, to $461.7 million from $404.6 million for the comparable 2020 period. The 2020 losses and loss adjustment expenses in both periods reflect a decrease in frequency, primarily in our private passenger automobile line of business as a result of the COVID-19 pandemic.

Total prior year favorable development included in the pre-tax results for the quarter ended December 31, 2021 was $12.5 million compared to $20.2 million for the comparable 2020 period. Total prior year favorable development included in the pre-tax results for the year ended December 31, 2021 was $53.7 million compared to $54.8 million for the comparable 2020 period.

Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended December 31, 2021 were 62.7%, 33.7%, and 96.4%, respectively, compared to 48.8%, 36.3%, and 85.1%, respectively, for the comparable 2020 period. Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the year ended December 31, 2021 were 59.6%, 33.4%, and 93.0%, respectively, compared to 52.5%, 34.6%, and 87.1%, respectively, for the comparable 2020 period. The 2021 decrease in the expense ratios in both 2021 periods is driven by a decrease in contingent commission expense.

Direct written premiums for the quarter ended December 31, 2021 decreased by $1.0 million, or 0.6%, to $181.6 million from $182.6 million for the comparable 2020 period. Direct written premiums for the year ended December 31, 2021 increased by $3.4 million, or 0.4%, to $802.1 million from $798.7 million for the comparable 2020 period. The year ended December 31, 2020 direct written premium reflects the Safety Personal Auto Relief Credit, a 15% policyholder credit that was applied to personal auto policies for the months of April, May and June 2020 as well as changes made by CAR to eligibility requirements which impacted the number of commercial automobile policies that we handle as a Servicing Carrier to the ceded pool. This results in a commensurate decrease in ceded written premium to and assumed from these programs.

Net written premiums for the quarter ended December 31, 2021 decreased by $0.1 million, or 0.1%, to $170.9 million from $171.0 million for the comparable 2020 period. Net written premiums for the year ended December 31, 2021 increased by $1.0 million, or 0.1%, to $764.5 million from $763.5 million for the comparable 2020 period. Net earned premiums for the quarter ended December 31, 2021 decreased by $3.6 million, or 1.9%, to $192.8 million from $196.4 million for the comparable 2020 period. Net earned premiums for the year ended December 31, 2021 increased by $3.3 million, or 0.4%, to $774.3 million from $771.0 million for the comparable 2020 period. The changes in both periods are a result of the changes in direct written premiums as described above.

Net investment income for the quarter ended December 31, 2021 increased by $1.0 million, or 9.5%, to $11.7 million from $10.7 million for the comparable 2020 period. Net investment income for the year ended December 31, 2021 increased by $3.1 million, or 7.5%, to $44.1 million from $41.0 million for the comparable 2020 period. The increase in both periods is a result of an increase in the average invested asset balance and an increase in the equity in earnings of other invested assets compared to the prior year. Net effective annualized yield on the investment portfolio for the quarter ended December 31, 2021 was 3.1% compared to 3.0% for the comparable 2020 period. Net effective annualized yield on the investment portfolio for the year ended December 31, 2021 was 3.0% compared to 2.9% for the comparable 2020 period. Our duration on fixed maturities was 3.6 years at December 31, 2021 compared to 3.2 years at December 31, 2020.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and non-GAAP operating income per diluted share consist of our GAAP net income adjusted by the net realized gains on investments, change in net unrealized gains on equity securities, credit loss benefit (expense) and taxes related thereto. For the quarter ended December 31, 2021, an increase of $4.7 million for the change in unrealized gains on equity securities was recognized within income before income taxes, compared to an increase of $16.1 million recognized in the comparable 2020 period. For the year ended December 31, 2021, an increase of $16.1 million for the change in unrealized gains on equity securities was recognized in income before income taxes, compared to an increase of $10.4 million recognized in the comparable 2020 period. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety: Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, Safety Property and Casualty Insurance Company, and Safety Northeast Insurance Company. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2020 Form 10-K with the SEC on February 26, 2021 (“2021 Form 10-K”) and urges shareholders to refer to this document for more complete information concerning Safety’s financial results. The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2022 annual meeting of stockholders.

Certain Information Regarding Participants: The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Company’s (a) 2021 Form 10-K and (b) proxy statement with respect to the Company’s 2021 Annual Meeting of Stockholders filed with the SEC. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2022 Annual Meeting of Stockholders.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

●	The competitive nature of our industry and the possible adverse effects of such competition;
●	Conditions for business operations and restrictive regulations in Massachusetts;
●	The possibility of losses due to claims resulting from severe weather;
●	The possibility that the Commissioner of Insurance may approve future rule changes that change the operation of the residual market;
●	The possibility that existing insurance-related laws and regulations will become further restrictive in the future;
●	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others;
●	The effects of emerging claim and coverage issues on the Company’s business are uncertain, and court decisions or legislative or regulatory changes that take place after the Company issues its policies, including those taken in response to COVID-19 (such as requiring insurers to cover business interruption claims irrespective of terms or other conditions included in the policies that would otherwise preclude coverage), can result in an unexpected increase in the number of claims and have a material adverse impact on the Company's results of operations;
●	The possibility that civil litigation and/or the Commissioner may require additional premium relief payouts related to COVID-19;
●	The impact of COVID-19 and related risks, including on the Company's employees, agents or other key partners, could materially affect the Company's results of operations, financial position and/or liquidity; and
●	Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,187,857 and $1,189,951, allowance for expected credit losses of $691 and $1,054)	$1,218,279	$1,256,653
Short term investments, at fair value (cost: $0 and $441)	—	441
Equity securities, at fair value (cost: $211,848 and $168,289)	264,945	205,254
Other invested assets	87,911	45,239
Total investments	1,571,135	1,507,587
Cash and cash equivalents	63,603	53,769
Accounts receivable, net of allowance for expected credit losses of $1,808 and $1,754	170,953	179,147
Receivable for securities sold	9,256	1,311
Accrued investment income	7,401	8,045
Taxes recoverable	1,508	279
Receivable from reinsurers related to paid loss and loss adjustment expenses	18,234	13,432
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	90,667	106,311
Ceded unearned premiums	23,795	22,406
Deferred policy acquisition costs	73,024	74,962
Equity and deposits in pools	33,592	30,429
Operating lease right-of-use-assets	27,115	31,000
Other assets	27,108	25,595
Total assets	$2,117,391	$2,054,273

Liabilities
Loss and loss adjustment expense reserves	$570,651	$567,581
Unearned premium reserves	413,487	421,901
Accounts payable and accrued liabilities	76,598	79,486
Payable for securities purchased	16,477	7,144
Payable to reinsurers	9,192	8,236
Deferred income taxes	15,240	17,611
Debt	30,000	30,000
Operating lease liabilities	27,115	31,000
Other liabilities	31,458	6,635
Total liabilities	1,190,218	1,169,594

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,813,370 and 17,724,866 shares issued	178	178
Additional paid-in capital	216,070	209,779
Accumulated other comprehensive income, net of taxes	24,579	53,527
Retained earnings	821,743	745,029
Treasury stock, at cost: 2,970,573 and 2,831,168 shares	(135,397)	(123,834)
Total shareholders’ equity	927,173	884,679
Total liabilities and shareholders’ equity	$2,117,391	$2,054,273

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net earned premiums	$192,786	$196,438	$774,328	$771,078
Net investment income	11,717	10,701	44,135	41,045
Earnings from partnership investments	7,204	4,312	19,829	6,901
Net realized gains on investments	6,378	1,640	14,885	957
Change in net unrealized gains on equity securities	4,716	16,088	16,130	10,449
Credit loss benefit (expense)	38	1,235	363	(1,054)
Finance and other service income	3,581	4,620	15,241	16,872
Total revenue	226,420	235,034	884,911	846,248

Losses and loss adjustment expenses	120,942	95,782	461,727	404,556
Underwriting, operating and related expenses	64,988	71,290	258,392	266,482
Interest expense	132	132	522	440
Total expenses	186,062	167,204	720,641	671,478

Income before income taxes	40,358	67,830	164,270	174,770
Income tax expense	8,309	14,865	33,560	36,559
Net income	$32,049	$52,965	$130,710	$138,211

Earnings per weighted average common share:
Basic	$2.15	$3.57	$8.85	$9.25
Diluted	$2.14	$3.55	$8.80	$9.18

Cash dividends paid per common share	$0.90	$0.90	$3.60	$3.60

Number of shares used in computing earnings per share:
Basic	14,835,334	14,755,082	14,828,736	15,002,755
Diluted	14,934,208	14,866,704	14,925,726	15,119,027

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$32,049	$52,965	$130,710	$138,211
Exclusions from net income:
Net realized gains on investments	(6,378)	(1,640)	(14,885)	(957)
Change in net unrealized gains on equity securities	(4,716)	(16,088)	(16,130)	(10,449)
Credit loss (benefit) expense	(38)	(1,235)	(363)	1,054
Income tax expense on exclusions from net income	2,338	3,982	6,589	2,174
Non-GAAP operating income	$23,255	$37,984	$105,921	$130,033

Net income per diluted share	$2.14	$3.55	$8.80	$9.18
Exclusions from net income:
Net realized gains on investments	(0.43)	(0.11)	(1.00)	(0.06)
Change in net unrealized gains on equity securities	(0.32)	(1.08)	(1.08)	(0.69)
Credit loss (benefit) expense	-	(0.08)	(0.02)	0.07
Income tax expense on exclusions from net income	0.16	0.27	0.44	0.14
Non-GAAP operating income per diluted share	$1.55	$2.55	$7.14	$8.64

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Written Premiums
Direct	$181,571	$182,627	$802,139	$798,712
Assumed	8,014	5,535	31,359	26,316
Ceded	(18,707)	(17,077)	(68,972)	(61,491)
Net written premiums	$170,878	$171,085	$764,526	$763,537

Earned Premiums
Direct	$202,881	$207,464	$811,329	$815,981
Assumed	7,384	5,954	30,583	29,365
Ceded	(17,479)	(16,980)	(67,584)	(74,268)
Net earned premiums	$192,786	$196,438	$774,328	$771,078